===============================================================================



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                          ---------------------------


                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                          ---------------------------



        Date of Report (Date of earliest event reported): June 18, 2001


                                 AMTRAN, INC.
            (Exact name of registrant as specified in its charter)


                          ---------------------------




           Indiana                       000-21642            35-1617970
(State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
      of incorporation)                                   Identification Number)

                          ---------------------------



                          7337 WEST WASHINGTON STREET
                             INDIANAPOLIS, INDIANA
                                     46231
              (Address of principal executive offices) (Zip code)



      Registrant's telephone number, including area code: (317) 247-4000

                                      N/A

         (Former name or former address, if changed since last report)



===============================================================================

ITEM 5.       OTHER EVENTS

          On June 18, 2001, Amtran, Inc., an Indiana corporation ("Amtran"), announced that it had entered into an agreement and plan of merger (the "Merger Agreement") dated as of such date with INDUS Acquisition Company ("INDUS"), an Indiana corporation wholly owned by J. George Mikelsons ("JGM"), which provides for the merger of INDUS with and into Amtran (the "Merger"). In the Merger, each outstanding share of common stock, without par value, of Amtran not owned by JGM, INDUS, Amtran or certain other affiliates of JGM would, subject to the terms and conditions set forth in the Merger Agreement, be converted into the right to receive $23.00 per share in cash.

          Attached hereto, and incorporated herein by reference in their entirety, as Exhibits 99.1 and 99.2 are copies of the Merger Agreement and the press release announcing the execution of the Merger Agreement.


ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

99.1 Agreement and Plan of Merger dated as of June 18, 2001, between INDUS Acquisition Company and Amtran, Inc.

99.2   Press Release dated June 18, 2001.

                                  SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         AMTRAN, INC.


Date: June 18, 2001                      By:   /s/  Kenneth K. Wolff
                                             --------------------------
                                         Name: Kenneth K. Wolff
                                         Title: Executive Vice President & CFO

                                 EXHIBIT INDEX


Exhibit No.    Description of the Exhibit
----------     --------------------------

99.1 Agreement and Plan of Merger dated as of June 18, 2001, between INDUS Acquisition Company and Amtran, Inc.

99.2  Press Release dated June 18, 2001.